                                                                      EXHIBIT II

                            PARENTS AND SUBSIDIARIES
                            AS OF DECEMBER 31, 2000

                                                     STATE OR COUNTRY          PERCENTAGE OF
                                                     OF INCORPORATION     VOTING SECURITIES OWNED
                                                     OR ORGANIZATION      BY ITS IMMEDIATE PARENT
                                                   --------------------   -----------------------
Registrant:
International Business Machines Corporation......  New York
Subsidiaries:
IBM Credit Corporation...........................  Delaware                         100
Lotus Development Corporation....................  Delaware                         100
Tivoli Systems Inc...............................  Delaware                         100
IBM World Trade Corporation......................  Delaware                         100
  IBM Asia Pacific Service Corporation...........  Japan                            100
  IBM Central and Eastern Europe/Middle East/
    Africa, Inc..................................  Delaware                         100
  IBM Plans Management Corporation...............  New York                          88(A)
  IBM World Trade Asia Corporation...............  Delaware                         100
  WTC Insurance Corporation, Ltd.................  Bermuda                          100
  IBM Argentina, S.A.............................  Argentina                        100(A)
  IBM Australia Ltd..............................  Australia                        100
  IBM Bahamas Ltd................................  Bahamas                          100
  IBM de Bolivia, S.A............................  Bolivia                          100
  IBM Brasil-Industria, Maquinas e Servicos
    Ltda.........................................  Brazil                           100(A)
  IBM Foreign Sales Corporation..................  Barbados                         100
  General Business Machines Corp.................  British V.I.                      10
  IBM Canada Credit Services Company.............  Canada                           100
  IBM Canada Limited -- IBM Canada Limitee.......  Canada                           100
  IBM China Company Limited......................  China                            100
  IBM de Chile, S.A.C............................  Chile                            100(A)
  IBM de Colombia, S.A...........................  Colombia                          90(A)
  IBM Middle East FZE............................  United Arab Emirates             100
  IBM del Ecuador, C.A...........................  Ecuador                          100
  IBM Global Services India Pvt. Ltd.............  India                             90(B)
  IBM India Ltd..................................  India                             99
  IBM Japan, Ltd.................................  Japan                            100
  IBM Korea, Inc.................................  Korea (South)                    100
  PT IBM Indonesia...............................  Indonesia                        100
  IBM Malaysia Sdn. Bhd..........................  Malaysia                         100
  IBM China/Hong Kong Limited....................  Hong Kong                        100
  Mesiniaga Berhad...............................  Malaysia                           6
  Financiera de Tecnologia e Informatica S.A. de
    C.A., Sociedad Financiera del Objecto
    Limitado Filial..............................  Mexico                           100(A)
  Grupo IBM Mexico, S.A. de C.V..................  Mexico                           100(C)

                                                     STATE OR COUNTRY          PERCENTAGE OF
                                                     OF INCORPORATION     VOTING SECURITIES OWNED
                                                     OR ORGANIZATION      BY ITS IMMEDIATE PARENT
                                                   --------------------   -----------------------
  IBM de Mexico, S.A.............................  Mexico                           100(C)
  IBM New Zealand Ltd............................  New Zealand                      100
  IBM del Peru, S.A..............................  Peru                             100
  IBM World Trade Asia-Pacific Corp..............  Philippines                       98(C)
  IBM Philippines, Incorporated..................  Philippines                      100(C)
  IBM Romania Srl................................  Romania                          100
  IBM Taiwan Corporation.........................  Taiwan                           100(A)
  Thai Systems Corporation Ltd...................  Thailand                         100
  IBM Thailand Company Ltd.......................  Thailand                         100(C)
  IBM del Uruguay, S.A...........................  Uruguay                          100
  IBM de Venezuela, S.A..........................  Venezuela                        100
  IBM Vietnam Company............................  Vietnam                          100
  International Business Machines of Belgium
    S.A..........................................  Belgium                          100(A)
  IBM Botswana (PTY) Limited.....................  Botswana                         100
  IBM Bulgaria Ltd...............................  Bulgaria                         100
  IBM Croatia Ltd./ IBM Hrvatska d.o.o...........  Croatia                          100
  IBM Ceska Republika spol. s.r.o................  Czech Republic                   100
  IBM Eesti Osauhing (IBM Estonia Ou)............  Estonia                          100
  Compagnie IBM France, S.A......................  France                           100(C)
  IBM Europe Middle East Africa..................  France                           100(A)
  IBM Beteiligungs GmbH..........................  Germany                          100
  IBM Deutschland GmbH...........................  Germany                           82(A)
    IBM Oesterreich Internationale Bueromaschinen
      Gesellschaft m.b.H.........................  Austria                          100
    IBM (Schweiz)--IBM (Suisse)--IBM (Suizzera)--
      IBM (Switzerland)..........................  Switzerland                      100
  International Business Machines Corporation
    Magyarorszagi Kft............................  Hungary                          100
  IBM International Treasury Services Company....  Ireland                           --(D)
  IBM Italia S.p.A...............................  Italy                            100
    IBM Hellas Information Handling Systems
      S.A........................................  Greece                           100(A)
    IBM Israel Ltd...............................  Israel                           100(A)
    Companhia IBM Portuguesa, S.A................  Portugal                         100
    IBM (International Business Machines) Turk
      Ltd. Sirketi...............................  Turkey                            98(A)
    IBM South Africa Group Ltd...................  South Africa                     100
  IBM East Africa Limited........................  Kenya                             67(A)
  Sabiedriba ar irobezotu atbildibu IBM
    Latvija......................................  Latvia                           100
  QuanTech s.a.l.................................  Lebanon                           15
  IBM Lietuva....................................  Lithuania                        100
  IBM Global Holdings B.V........................  Netherlands                      100
    IBM International Holdings B.V...............  Netherlands                      100
      IBM Singapore Pte. Ltd.....................  Singapore                        100
      IBM Ireland Limited........................  Ireland                          100

                                                     STATE OR COUNTRY          PERCENTAGE OF
                                                     OF INCORPORATION     VOTING SECURITIES OWNED
                                                     OR ORGANIZATION      BY ITS IMMEDIATE PARENT
                                                   --------------------   -----------------------
  IBM International Centre for Asset Management
    N.V..........................................  Netherlands                      100
  IBM Nederland N.V..............................  Netherlands                      100
  IBM Polska Sp. z.o.o...........................  Poland                           100
  International Business Machines A/S............  Norway                            60(A)
  IBM East Europe/Asia Ltd.......................  Russia                           100
  IBM Slovensko spol.s.r.o.......................  Slovak Republic                  100
  IBM Slovenija d.o.o............................  Slovenia                         100
  International Business Machines, S.A...........  Spain                            100(A)
  IBM Nordic Aktiebolag..........................  Sweden                           100
    IBM Danmark A/S..............................  Denmark                          100
    Oy International Business Machines AB........  Finland                          100
    IBM Svenska Aktiebolag.......................  Sweden                           100
  IBM International Centre for Asset Management
    A.G..........................................  Switzerland                      100
  IBM United Kingdom Holdings Ltd................  United Kingdom                   100
    IBM United Kingdom Limited...................  United Kingdom                   100
  IBM Zimbabwe (Private) Ltd.....................  Zimbabwe                         100

------------------------

(A) Remaining percentage owned by another wholly owned IBM company.

(B) Minor percentage held by another IBM shareholder.

(C) Minor percentage held by other IBM shareholders, subject to repurchase option.

(D) IBM Germany (33.7%), IBM France (13.5%), IBM Finland (10.1%), IBM Denmark (18.0%) and IBM Switzerland (24.7%) own IBM International Treasury Services Company.